Exhibit 99.1

VOTING AND EXCHANGE TRUST AGREEMENT

THIS AGREEMENT made as of December 15, 2011, between Newmont Mining Corporation, a corporation existing under the laws of the State of Delaware (“Newmont”), Newmont Mining Corporation of Canada Limited, a corporation existing under the laws of the Province of British Columbia (“New Exchangeco”) and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (hereinafter referred to as “Trustee”).

RECITALS:

A.
In connection with an arrangement agreement (as further amended, supplemented and/or restated, the “Arrangement Agreement”) made as of October 31, 2011 between Newmont, Newmont Holdings ULC, Newmont Canada FN Holdings Limited (“Old NMCCL”), New Exchangeco and Newmont NE Holdings Subco Limited, exchangeable shares of New Exchangeco (the “Exchangeable Shares”) are to be issued to certain holders of exchangeable shares of Old NMCCL pursuant to the Plan of Arrangement contemplated in the Arrangement Agreement;

B.	Pursuant to the Arrangement Agreement, Newmont and New Exchangeco are required to execute a voting and exchange trust agreement substantially in the form of this agreement.

C.	The foregoing recitals are made as representations and statements of fact by Newmont and New Exchangeco and not by the Trustee.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement, each initially capitalized term and the terms “affiliate”, “business day”, “holder” and “person” used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of New Exchangeco and the following terms shall have the following meanings:

“Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an affiliate or related party of the Trustee), maturing not more than one year from the date of investment, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or any equivalent rating by Canadian Bond Rating Service.

“Automatic Exchange Right” means the benefit of the obligation of Newmont under Section 5.1 pursuant to which Newmont is required to purchase all or any part of the Exchangeable Shares from the holders thereof in exchange for Newmont Shares upon the occurrence and during the continuance of an Insolvency Event.

“Automatic Exchange Rights on Liquidation” means the benefit of the obligation of Newmont to effect the automatic exchange of Exchangeable Shares for Newmont Shares pursuant to Section 5.8.

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Newmont and its affiliates.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2.

“Board of Directors” means the Board of Directors of New Exchangeco.

“business day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

“Exchangeable Shares” means the exchangeable shares in the capital of New Exchangeco.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 9.1.

“Insolvency Event” means (i) the institution by New Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of New Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by New Exchangeco to contest in good faith any such proceedings commenced in respect of New Exchangeco within 30 days of becoming aware thereof, or the consent by New Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by New Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by New Exchangeco of its inability to pay its debts generally as they become due, or (iv) New Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6(6) of the Share Provisions.

“Liquidation Event” has the meaning ascribed thereto in Section 5.8(2).

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.8(3).

“List” has the meaning ascribed thereto in Section 4.6.

“Newmont Meeting” has the meaning ascribed thereto in Section 4.2.

“Newmont Special Voting Share” means the new special voting stock in the capital of Newmont which entitles the holder of record to a number of votes at meetings of holders of Newmont Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Newmont and affiliates of Newmont), subject to a maximum aggregate number of votes equal to 10% of the aggregate number of votes attached to the Newmont Shares that are issued and outstanding at the relevant time, which share is to be issued to and voted by, the Trustee as described herein.

“Newmont Successor” has the meaning ascribed thereto in Section 11.1(a).

“Officer’s Certificate” means, with respect to Newmont or New Exchangeco, as the case may be, a certificate signed by any officer or director of Newmont or New Exchangeco, as the case may be.

“Support Agreement” means that certain support agreement of even date between New Exchangeco, Callco and Newmont in the form of Appendix A to this Agreement.

“Trust” means the trust created by this agreement.

“Trust Estate” means the Newmont Special Voting Share, any other securities, the Automatic Exchange Right, the Automatic Exchange Rights on Liquidation and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

“Trustee” means Computershare Trust Company of Canada and, subject to the provisions of Article 10, includes any successor trustee.

“Voting Rights” means the voting rights attached to the Newmont Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.

The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement.  Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.  The terms “this agreement”, “hereof”, “herein”, and “hereunder” and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof.

1.3           Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa.  Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

1.5	Certificate of Incumbency

Each of the other parties to this Agreement shall file with the Trustee a certificate of incumbency setting forth the names and titles of the individuals authorized to give instructions, directions or other instruments (including Officer’s Certificates) to the Trustee (“Authorized Persons”), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with this agreement, of a change in Authorized Persons with updated specimen signatures.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided.  The Trustee will hold the Newmont Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3
NEWMONT SPECIAL VOTING SHARE

3.1	Issue and Ownership of the Newmont Special Voting Share

Immediately following execution of this agreement, Newmont shall issue to the Trustee the Newmont Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement.  Newmont hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Newmont Special Voting Share by Newmont to the Trustee.  During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Newmont Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Newmont Special Voting Share provided that the Trustee shall:

(a)           hold the Newmont Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)
except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Newmont Special Voting Share and the Newmont Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2	Legended Share Certificates

New Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.  The Trustee shall have no duty under this agreement to monitor or enforce compliance by New Exchangeco with the aforesaid legending requirements.

3.3	Safe Keeping of Certificate

The certificate representing the Newmont Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the Newmont Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy attaching to the Newmont Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Newmont at a Newmont Meeting.  The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this agreement.  Subject to Section 7.15:

(a)
the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Newmont or by applicable law for such Newmont Meeting who are entitled to instruct the Trustee as to the voting thereof; and

(b)
to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

(1)	With respect to all meetings of shareholders of Newmont at which holders of Newmont Shares are entitled to vote (each, a “Newmont Meeting”), each

Beneficiary shall be entitled to instruct the Trustee to cast and exercise for each Exchangeable Share owned of record by a Beneficiary on the record date established by Newmont or by applicable law for such Newmont Meeting (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Newmont Meeting, a pro rata number of Voting Rights determined by reference to the total number of outstanding Exchangeable Shares not owned by Newmont and its affiliates.  Newmont shall provide the Trustee notice by the close of business on the third business day prior to a Newmont Meeting that neither Newmont or its affiliates have exercised any votes in respect of the Exchangeable Shares.

(2)	The aggregate Voting Rights on a poll at a Newmont Meeting shall consist of a number of votes equal to the lesser of:

(a)	one vote per outstanding Exchangeable Share from time to time not owned by Newmont and its affiliates, and

(b)	one vote for every 10 votes attaching to outstanding Newmont Shares,

and for which the Trustee has received voting instructions from the Beneficiaries.  Pursuant to the terms of the Newmont Special Voting Share, the Trustee or its proxy is entitled on a vote on a show of hands to one vote in addition to any votes which may be cast by a Beneficiary (or its nominee) on a show of hands as proxy for the Trustee.  Any Beneficiary who chooses to attend a Newmont Meeting in person, and who is entitled to vote in accordance with Section 4.8(2) shall be entitled to one vote on a show of hands.

(3)
The Trustee shall have no duty under this Agreement to determine or ascertain the aggregate number of Voting Rights attached to the Exchangeable Shares that are issued and outstanding at any relevant time and the aggregate Voting Rights shall be determined by Newmont at or prior to a Newmont Meeting.

4.3	Mailings to Shareholders

(1)
With respect to each Newmont Meeting, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Newmont utilizes in communications to holders of Newmont Shares subject to applicable regulatory requirements and the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List at the Beneficiaries’ respective addresses as set forth in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Newmont to its shareholders:

(a)
a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of Newmont but excluding proxies to vote Newmont Shares;

(b)
a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Newmont Meeting or, pursuant and subject to Section 4.7, to attend such Newmont Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of Newmont to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)
a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Newmont Meeting shall not be earlier than the close of business on the fourth business day prior to such meeting, and of the method for revoking or amending such instructions.

(2)
The materials referred to in this Section 4.2 are to be provided to the Trustee by Newmont, and the materials referred to in Section 4.3(1)(c), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials.  Subject to the foregoing, Newmont shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Newmont Shares.  Newmont agrees not to communicate with holders of Newmont Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

(3)
For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Newmont Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Newmont or by applicable law for purposes of determining shareholders entitled to vote at such Newmont Meeting.  Newmont will notify the Trustee of any decision of the board of directors of Newmont with respect to the calling of any Newmont Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Shareholder Information

Newmont will deliver to the Trustee copies of all proxy materials (including notices of Newmont Meetings but excluding proxies to vote Newmont Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Newmont from time to time to holders of Newmont Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of Newmont Shares.  The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of Newmont, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newmont) received by the Trustee from Newmont contemporaneously with the sending of such materials to holders of Newmont Shares.  The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Newmont Special Voting Share and made available by Newmont generally to the holders of Newmont Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newmont.

4.5	Other Materials

As soon as reasonably practicable after receipt by Newmont or shareholders of Newmont (if such receipt is known by Newmont) of any material sent or given by or on behalf of a third party to holders of Newmont Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Newmont shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter.  As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of Newmont, copies of all such materials received by the Trustee from Newmont.  The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto copies of all such materials.

4.6           List of Persons Entitled to Vote

New Exchangeco shall, (a) prior to each annual, general and extraordinary Newmont Meeting and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Newmont Meeting, at the close of business on the record date established by Newmont or pursuant to applicable law for determining the holders of Newmont Shares entitled to receive notice of and/or to vote at such Newmont Meeting.  Each such List shall be delivered to the Trustee promptly after receipt by New Exchangeco of such request or the record date for such meeting and in any event within sufficient time as to permit the Trustee to perform its obligations under this agreement.  Newmont agrees to give New Exchangeco notice (with a copy to the Trustee) of the calling of any Newmont Meeting, together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable New Exchangeco to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any Newmont Meeting will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8	Voting by Trustee and Attendance of Trustee Representative at Meeting

(1)
In connection with each Newmont Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)
The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Newmont Meeting.  Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions.  At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Trustee pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as Newmont utilizes in communications to holders of Newmont Shares subject to applicable regulatory requirements and the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares.  Newmont agrees not to communicate with holders of Newmont Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.  New Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10	Termination of Voting Rights

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Newmont or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the occurrence of the automatic exchange of Exchangeable Shares for Newmont Shares, as specified in Article 5 (unless Newmont shall not have delivered the requisite Newmont Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to section 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of New Exchangeco pursuant to section 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco or Newmont pursuant to the exercise by Callco or Newmont of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless Newmont shall not have delivered the requisite Newmont Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries).

4.11	Disclosure of Interest in Exchangeable Shares

The Trustee and/or New Exchangeco shall be entitled (shall not be required) to require any Beneficiary or any person who the Trustee and/or New Exchangeco know or have reasonable cause to believe to hold any interest whatsoever in a Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity securities” of New Exchangeco) under section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any Agency, if the Exchangeable Shares were Newmont Shares.  If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of Newmont may take any action permitted under the articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any Agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

ARTICLE 5
AUTOMATIC EXCHANGE

5.1	Automatic Exchange

(1)
Newmont hereby agrees with the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries that the Trustee shall have (i) the Automatic Exchange Right, and (ii) the Automatic Exchange Rights on Liquidation, all in accordance with the provisions of this agreement.  The Automatic Exchange Right shall represent an agreement on the terms set out herein between Newmont and the Trustee (acting on behalf of the Beneficiaries) that upon the occurrence of an Insolvency Event, Newmont will purchase from each and every Beneficiary all of the Exchangeable Shares held by such Beneficiary.  The Automatic Exchange Rights on Liquidation shall represent an agreement on the terms set out herein between Newmont and the Trustee (acting on behalf of the Beneficiaries) that Newmont will purchase from each and every Beneficiary all of the outstanding Exchangeable Shares held by such Beneficiary on the fifth business day prior to the Liquidation Event Effective Date.  Newmont hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for agreeing with the Trustee (acting on behalf of the Beneficiaries) to be bound by the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.

(2)
During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, provided that the Trustee shall:

(a)	hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)
except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

(3)
The obligations of Newmont to issue Newmont Shares pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation are subject to all applicable laws and regulatory or stock exchange requirements.

5.2	Legended Share Certificates

New Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.  The Trustee shall have no duty under this Agreement to monitor or enforce compliance by New Exchangeco with the aforesaid legending requirements.

5.3	Automatic Exchange Right

(1)
The purchase price payable by Newmont for each Exchangeable Share to be purchased by Newmont under the Automatic Exchange Right shall be an amount per share equal to (i) the Current Market Price of a Newmont Share on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Automatic Exchange Right, which shall be satisfied in full by Newmont causing to be delivered to such holder one Newmont Share, plus (ii) the Dividend Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale.  In connection with each exercise of the Automatic Exchange Right, Newmont shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.  The purchase price for each such Exchangeable Share so purchased may be satisfied only by Newmont delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Newmont Share issued to the relevant Beneficiary and on the applicable payment date a cheque payable to the relevant Beneficiary for the balance, if any, of the purchase price, in each case less any amounts withheld pursuant to Section 5.9.  Upon payment by Newmont of such purchase price the relevant Beneficiary shall cease to have any right to be paid by New Exchangeco any amount in respect of declared and unpaid dividends on each such Exchangeable Share.

(2)
Immediately upon the occurrence of an Insolvency Event, the closing of the transaction of purchase and sale contemplated by the Automatic Exchange Right shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Newmont all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from New Exchangeco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Newmont shall issue to the Beneficiary the Newmont Shares issuable upon the automatic exchange of Exchangeable Shares for Newmont Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque payable to the Beneficiary for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section 5.9.  Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the Newmont Shares issued pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for Newmont Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Newmont pursuant to such automatic exchange shall thereafter be deemed to represent Newmont Shares issued to the Beneficiary by Newmont pursuant to such automatic exchange and such Newmont Shares shall be deemed to have been delivered by Newmont to the Trustee on behalf of the relevant Beneficiaries.  Upon the request of a Beneficiary and the surrender to Newmont by the Beneficiary of Exchangeable Share certificates deemed to represent Newmont Shares, duly endorsed in blank and accompanied by such instruments of transfer as Newmont may reasonably require, Newmont shall deliver or cause to be delivered to the Beneficiary certificates representing the Newmont Shares of which the Beneficiary is the holder.

5.4	Failure to Retract

Upon the occurrence of an event referred to in paragraph (iv) of the definition of Insolvency Event, New Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to New Exchangeco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to section 6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares.

5.5	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, New Exchangeco and Newmont shall give written notice thereof to the Trustee.  As soon as practicable following the receipt of notice from New Exchangeco and Newmont of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Newmont (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Newmont, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Automatic Exchange Right.

5.6	Listing of Newmont Shares

Newmont covenants that if any Newmont Shares to be issued and delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any Agency under any United States or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any Agency or the fulfilment of any other United States or Canadian legal requirement before such shares may be issued and delivered by Newmont to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” or the equivalent of Newmont for purposes of Canadian securities Law or any United States equivalent), Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause such Newmont Shares to be and remain duly registered, qualified or approved.  Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause all Newmont Shares to be delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued Newmont Shares have been listed by Newmont and remain listed and are quoted or posted for trading at such time.

5.7	Newmont Shares

Newmont hereby represents, warrants and covenants that the Newmont Shares issuable as described herein will be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance.

5.8	Automatic Exchange on Liquidation of Newmont

(1)	Newmont will give the Trustee written notice of each of the following events at the time set forth below:

(a)
in the event of any determination by the board of directors of Newmont to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Newmont or to effect any other distribution of assets of Newmont among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)
as soon as practicable following the earlier of (A) receipt by Newmont of notice of, and (B) Newmont otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Newmont or to effect any other distribution of assets of Newmont among its shareholders for the purpose of winding up its affairs, in each case where Newmont has failed to contest in good faith any such proceeding commenced in respect of Newmont within 30 days of becoming aware thereof.

(2)
As soon as practicable following receipt by the Trustee from Newmont of notice of any event (a “Liquidation Event”) contemplated by Section 5.8(1)(a) or Section 5.8(1)(b), the Trustee will give notice thereof to the Beneficiaries at the expense of Newmont (such funds to be received in advance).  Such notice shall be provided to the Trustee by Newmont and shall include a brief description of the automatic exchange of Exchangeable Shares for Newmont Shares provided for in Section 5.8(3).

(3)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Newmont Shares in the distribution of assets of Newmont in connection with a Liquidation Event, on the fifth business day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for Newmont Shares.  To effect such automatic exchange, Newmont shall purchase on the fifth business day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to (i) the Current Market Price of a Newmont Share on the fifth business day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Newmont issuing to the Beneficiary one Newmont Share, plus (ii) the Dividend Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.  Newmont shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange, whether occurring pursuant to the Automatic Exchange Right or Automatic Exchange Rights on Liquidation, setting forth the calculation of the purchase price for each Exchangeable Share.

(4)
On the fifth business day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Newmont Shares provided for in this Article 5 shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Newmont all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from New Exchangeco shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Newmont shall issue to the Beneficiary the Newmont Shares issuable upon the automatic exchange of Exchangeable Shares for Newmont Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque payable to the Beneficiary for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section 5.9.  Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the Newmont Shares issued pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for Newmont Shares provided for in this Article 5 and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Newmont pursuant to such automatic exchange shall thereafter be deemed to represent Newmont Shares issued to the Beneficiary by Newmont pursuant to such automatic exchange.  Upon the request of a Beneficiary and the surrender to Newmont by the Beneficiary of Exchangeable Share certificates deemed to represent Newmont Shares, duly endorsed in blank and accompanied by such instruments of transfer as Newmont may reasonably require, Newmont shall deliver or cause to be delivered to the Beneficiary certificates representing the Newmont Shares of which the Beneficiary is the holder.

5.9	Withholding Rights

(1)
Newmont, New Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or Newmont Shares such amounts as Newmont, New Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax Law, in each case as amended or succeeded.  The Trustee may act and rely on the advice of counsel with respect to such matters.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Newmont, New Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds, net of expenses, to Newmont, New Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Newmont, New Exchangeco or the Trustee, as applicable, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.  Newmont represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United Sates tax laws.

(2)
Any other provision of this agreement notwithstanding, the Trustee shall not be responsible for determining and shall have no duty to determine or verify whether any taxes are payable or, if any taxes are payable, the amount thereof to be deducted and remitted to any taxing authority or Agency in any jurisdiction, in respect of any consideration or the amount otherwise payable under this agreement to any person (including any holder or former holder of Exchangeable Shares or Newmont Shares) at any time.  The Trustee shall not be responsible for determining the adequacy of or otherwise examining any evidence of the payment of any taxes which any Beneficiary or other party may at any time submit to the Trustee.  The making of such determinations is the responsibility solely of

Newmont and New Exchangeco and the Trustee shall be entitled to rely and act upon any written instructions which it may receive from either Newmont or New Exchangeco or their respective counsel with regard to the withholding and remittance of tax and/or the retention of sufficient funds by the Trustee to enable it to comply with any applicable withholding taxes.  If no written instructions to withhold have been received by the Trustee from Newmont or New Exchangeco or their counsel by the date when the Trustee is required to make or forward payment to a given party, the Trustee may proceed to make or forward such payment without deduction or withholding or retention of funds on account of taxes on the assumption that no deduction or withholding or retention of funds on account of taxes is required.  Prior to the making of any distributions to holders or former holders of Exchangeable Shares, Newmont and/or New Exchangeco shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such distribution.

ARTICLE 6
RESTRICTIONS ON ISSUE OF NEWMONT SPECIAL VOTING SHARES

6.1	Issue of Additional Shares

During the term of this agreement, Newmont will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10(2) of the Share Provisions, issue any additional Newmont Special Voting Shares.  The Trustee shall have no duty under this Agreement to monitor or enforce compliance by Newmont with its obligations under this Article 6.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1	Powers and Duties of the Trustee

(1)	The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

(a)	receipt and deposit of the Newmont Special Voting Share from Newmont as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this agreement;

(d)	receiving the grant of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation from Newmont as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(e)
enforcing the benefit of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries Newmont Shares and cheques, if any, to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Newmont and New Exchangeco under this agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this agreement to be carried out by the Trustee whether alone, jointly or in the alternative.

(2)
In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust.  Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.  For greater certainty, and anything else herein notwithstanding, the Trustee shall have only those duties as set out specifically in this agreement.

(3)
The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)
The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers, rights, duties or authorities conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or be deemed to have actual or constructive notice or knowledge of, any matter under this agreement (including any notice of a Newmont Meeting or any prohibition against New Exchangeco redeeming any Retracted Shares or of any Insolvency Event or any Liquidation Event (collectively, a “Notice Event”)) or be required to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder or in connection with any Notice Event, unless and until notified in writing of such default or breach or Notice Event in accordance with the provisions of this Agreement, which notices shall distinctly specify the default or breach or Notice Event desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no Notice Event has occurred and no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2	No Conflict of Interest

The Trustee represents to Newmont and New Exchangeco that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity.  The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10.  If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.  If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

7.3	Dealings with Transfer Agents, Registrars, etc.

(1)	Each of Newmont and New Exchangeco irrevocably authorizes the Trustee, from time to time, to:

(a)	consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Newmont Shares; and

(b)
requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of Newmont Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Automatic Exchange Right and pursuant to the Automatic Exchange Rights on Liquidation.

(2)
Newmont and New Exchangeco shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests.  Newmont covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case pursuant to Article 5.

7.4	Books and Records

The Trustee shall keep available for inspection by Newmont and New Exchangeco at the Trustee’s principal office in Toronto correct and complete books and records of account relating to the Trust created by this agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, for the term of this Agreement.  On or before February 15, 2012, and on or before February 15th in every year thereafter, so long as the Newmont Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Newmont and New Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)
the number of exercises of the Automatic Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Newmont of Newmont Shares in connection with the Automatic Exchange Right, during the calendar year ended on such December 31st; and

(c)	any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any other Agency, including any securities exchange or other trading system through which the Exchangeable Shares are traded.  In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Newmont or New Exchangeco).  If requested by the Trustee, Newmont or New Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6	Indemnification Prior to Certain Actions by Trustee

(1)
The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Newmont Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation pursuant to Article 5.

(2)
None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter.  In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8	Reliance by Trustee Upon Declarations

(1)
The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this agreement.

(2)
Any other provision of this Agreement notwithstanding, the Trustee as trustee under this Agreement shall have no obligation to ensure or verify compliance with any applicable laws or rules or regulatory requirements (including those of any securities commission or securities exchange or other relevant trading system), or articles or by-laws of Newmont or New Exchangeco, on the issuance or delivery of Newmont Shares or the transfer of any Exchangeable Shares, occurring in connection with or upon any exercise of the Automatic Exchange Right or Automatic Exchange Rights on Liquidation.  Except to the extent it may be specifically advised in writing to the contrary by legal counsel, the Trustee as trustee under this Agreement shall be entitled to regard all transfers of Exchangeable Shares and the issuance and delivery of all Newmont Shares related to the exercise of the Automatic Exchange Right or Automatic Exchange Rights on Liquidation, upon the presumption that such transfers and issuances and deliveries are permissible pursuant to all applicable laws and rules and regulatory requirements (including those of any securities commission or securities exchange or other relevant trading system), and the articles and by-laws of Newmont or New Exchangeco, as applicable, and the terms of this Agreement and the Share Provisions.  Except to the extent it may be specifically advised in writing to the contrary by legal counsel or Newmont or New Exchangeco in the case of specifically identified Beneficiaries, the Trustee may assume for all purposes of this Agreement that the address of any Beneficiary as shown on the register of holders of Exchangeable Shares maintained by the registrar or transfer agent of the Exchangeable Shares is the Beneficiary’s actual address for the time being and is also determinative of the Beneficiary’s residency for the time being.  Any other provision of this Agreement notwithstanding, the Trustee shall not be responsible for verifying or determining at any time (a) whether an Insolvency Event or any event which, with the giving of notice or the passage of time or both would be an Insolvency Event, has in fact occurred; (b) whether the solvency requirements of any applicable law will or will not permit New Exchangeco to redeem all Retracted Shares or, if less than all, how many, (and shall be entitled to rely on any notification given by New Exchangeco in this regard); (c) whether applicable law establishes a record date for any Newmont Meeting, or, if applicable law does establish any such record date, what the date so established is, and the Trustee shall be entitled to accept as valid and lawful for all purposes any record date established or stated by Newmont for any Newmont Meeting, unless advised in writing by legal counsel of a different record date established by applicable law.

7.9	Evidence and Authority to Trustee

(1)
Newmont and/or New Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Newmont and/or New Exchangeco or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including in respect of the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation and the taking of any other action to be taken by the Trustee at the request of or on the application of Newmont and/or New Exchangeco promptly if and when:

(a)	such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives Newmont and/or New Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2)
Such evidence shall consist of an Officer’s Certificate of Newmont and/or New Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3)
Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation or the taking of any other action to be taken by the Trustee at the request or on the application of Newmont and/or New Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Newmont and/or New Exchangeco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)
Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a)	declaring that he has read and understands the provisions of this agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10	Experts, Advisers and Agents

The Trustee may:

(a)
in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by Newmont and/or New Exchangeco or otherwise, and may retain or employ such assistants as in its reasonable opinion may be necessary to the proper discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

(c)
pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11	Investment of Moneys Held by Trustee

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall, upon the receipt by the Trustee of the written direction of New Exchangeco, be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, or in Authorized Investments.  Any direction of New Exchangeco to the Trustee as to investment or reinvestment of funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (local Toronto time) or if received on a day which is not a business day, shall be deemed to have been given prior to 9:00 a.m. (local time) on the immediately following business day.  If no such direction is received, the Trustee shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of New Exchangeco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.  The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided.

7.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security or otherwise risk its own funds in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13	Trustee Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Newmont and/or New Exchangeco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14	Authority to Carry on Business

The Trustee represents to Newmont and New Exchangeco that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15	Conflicting Claims

(1)
If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands.  In so refusing, the Trustee may elect not to exercise any Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands.  The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b)
all differences with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)
If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16	Privacy

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Agreement and other services that may be requested from time to time;

(b)	to help the Trustee manage its servicing relationships with such individuals;

(c)	to meet the Trustee’s legal and regulatory requirements; and

(d)	if social insurance numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this agreement for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Trustee shall make available on its website or upon request, including revisions thereto. Further, each party agrees that it shall not provide or cause to be provided to Trustee any personal information relating to an individual (other than a Beneficiary as contemplated by this agreement) who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

7.17	Force Majeure

Neither Newmont and New Exchangeco nor the Trustee shall be liable to any other party, or held in breach of this agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times by the Trustee under this agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

7.18	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 8
COMPENSATION

8.1	Fees and Expenses of the Trustee

Newmont and New Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any Agency, and including fees and expenses for attendance at any Newmont Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that Newmont and New Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.  Any amount owing under this

Section or otherwise under this Agreement and unpaid thirty (30) days after request for such payment with appropriate supporting documentation, shall bear interest from the expiration of such thirty (30) day period at a rate per annum equal to the then current reasonable rate charged by the Trustee.  The obligation in this Section shall survive the resignation or removal of the Trustee and the termination of the trusts created by this Agreement.

ARTICLE 9
INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1	Indemnification of the Trustee

(1)
Newmont and New Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by Newmont or New Exchangeco pursuant hereto.

(2)
In no case shall Newmont or New Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Newmont and New Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim.  Subject to (ii) below, Newmont and New Exchangeco shall be entitled to participate at their own expense in the defence and, if Newmont and New Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim.  The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Newmont or New Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Newmont or New Exchangeco and the Trustee shall have been advised by counsel acceptable to Newmont or New Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Newmont or New Exchangeco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Newmont and New Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the

Trustee). The indemnities contained in this Article 9 shall survive the termination of the Trust and the resignation or removal of the Trustee.

9.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 10
CHANGE OF TRUSTEE

10.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Newmont and New Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Newmont and New Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee.  Upon receiving such notice of resignation, Newmont and New Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.  Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement.  If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Newmont and New Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Newmont and New Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

10.3	Successor Trustee

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Newmont and New Exchangeco and to its predecessor trustee an instrument accepting such appointment.  Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement.  However, on the written request of Newmont and New Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon the request of any such successor trustee, Newmont, New Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Newmont and New Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List.  If Newmont or New Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Newmont and New Exchangeco.

ARTICLE 11
NEWMONT SUCCESSORS

11.1	Certain Requirements in Respect of Combination, etc.

As long as any outstanding Exchangeable Shares are owned of record by any person other than Newmont or any of its affiliates, Newmont shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)
such other person or continuing corporation (the “Newmont Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Newmont Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Newmont Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Newmont under this agreement; and

(b)
such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2	Vesting of Powers in Successor

Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee, Newmont Successor and New Exchangeco shall, if required by Section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Newmont Successor and such other person that may then be the issuer of the Newmont Shares shall possess and from time to time may exercise each and every right and power of Newmont under this agreement in the name of Newmont or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of Newmont or any officers of Newmont may be done and performed with like force and effect by the directors or officers of such Newmont Successor.

11.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Newmont with or into Newmont, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Newmont (other than New Exchangeco or Callco), provided that all of the assets of such subsidiary are transferred to Newmont or another wholly-owned direct or indirect subsidiary of Newmont, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Newmont (other than New Exchangeco or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

ARTICLE 12
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1	Amendments, Modifications, etc.

Subject to Section 12.2 and Section 12.4, this agreement may not be amended or modified except by an agreement in writing executed by Newmont, New Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 10(2) of the Share Provisions.

12.2	Ministerial Amendments

Notwithstanding the provisions of Section 12.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of New Exchangeco and Newmont shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by New Exchangeco which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Newmont and New Exchangeco (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of New Exchangeco, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of New Exchangeco, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(c)
making such changes or corrections which, on the advice of counsel to Newmont, New Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

12.3	Meeting to Consider Amendments

New Exchangeco, at the request of Newmont, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto.  Any such meeting or meetings shall be called and held in accordance with the by-laws of New Exchangeco, the Share Provisions and all applicable laws.  The Trustee shall have no duty under this agreement to monitor or enforce compliance by New Exchangeco with the requirements of this Section 12.3.

12.4	Changes in Capital of Newmont and New Exchangeco

At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Newmont Shares or the Exchangeable Shares or both are in any way changed, and after the Trustee has been notified in writing of what has occurred in reasonable detail by Newmont or New Exchangeco, as the case may be, this agreement shall forthwith be amended and modified as is necessary, in the opinion of counsel, in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Newmont Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5	Execution of Supplemental Trust Agreements

Notwithstanding Section 12.1, from time to time New Exchangeco (when authorized by a resolution of its Board of Directors), Newmont (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	evidencing the succession of Newmont Successors and the covenants of and obligations assumed by each such Newmont Successor in accordance with the provisions of Article 10 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

(b)
making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation which, in the opinion of the Trustee, in reliance upon a certificate of New Exchangeco, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Newmont, New Exchangeco, the Trustee or this agreement; and

(c)
for any other purposes not inconsistent, as confirmed in writing by New Exchangeco which may be relied upon by the Trustee, with the provisions of this agreement, including to make or evidence any amendment or modification to this agreement as contemplated hereby; provided that, in the opinion of the Trustee, in reliance upon a certificate of New Exchangeco, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13
TERMINATION

13.1	Term

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of Newmont and New Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10(2) of the Share Provisions; and

(c)
21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2	Survival of Agreement

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any termination of this agreement.

ARTICLE 14
GENERAL

14.1	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

14.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

(a)	in the case of New Exchangeco:

Newmont Mining Corporation 6363 South Fiddler’s Green Circle, Suite 800 Greenwood Village, CO 80111 Attention: General Counsel or Secretary Facsimile: (303) 837-5837

(b)	in the case of Newmont:

Newmont Mining Corporation 6363 South Fiddler’s Green Circle, Suite 800 Greenwood Village, CO 80111 Attention: General Counsel or Secretary Facsimile: (303) 837-5837

(c)	in the case of New Exchangeco and Newmont, with a copy to:

Goodmans LLP Suite 3400, 333 Bay Street Toronto, Ontario, Canada M5H 2S7 Attention: Jonathan Lampe Facsimile: (416) 979-1234

(d)	in the case of Computershare:

100 University Avenue, 9th Floor, North Tower Toronto, Ontario, Canada M5J 2Y1 Attention: Manager, Corporate Trust Services Facsimile: 1-888-453-0330

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section.  Any notice given shall be deemed to have been received on the date of such delivery or sending.  Provided that if any notice or other communication to which this Section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.

14.4	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent or delivered to any Beneficiaries by Newmont or New Exchangeco may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of New Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.  The Trustee shall have no duty under this agreement to monitor or enforce compliance by any of Newmont or New Exchangeco with the requirements of this Section.  Any and all notices to be given and any documents to be sent or delivered to any Beneficiaries by the Trustee may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares maintained by the registrar or transfer agent of the Exchangeable Shares and shall be delivered or sent by mail (or otherwise communicated in the same manner as Newmont utilizes in communications to holders of Newmont Shares, subject to the Trustee being advised in writing of such method and such method being reasonable available to the Trustee).

14.5	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7	Attornment

Each of the Trustee, Newmont and New Exchangeco agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Newmont hereby appoints New Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

[Signature Page Follows.]

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

NEWMONT MINING CORPORATION OF CANADA LIMITED
Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Name:
Title:

Per:
Name:
Title:

NEWMONT MINING CORPORATION
Per:
Name:
Title:

Voting and Exchange Trust Agreement

APPENDIX “A”

SUPPORT AGREEMENT

THIS AGREEMENT made as of December 15, 2011, between Newmont Mining Corporation, a corporation existing under the laws of the State of Delaware (hereinafter referred to as “Newmont”), Newmont Holdings ULC, an unlimited liability company existing under the laws of Nova Scotia (hereinafter referred to as “NHULC”) and Newmont Mining Corporation of Canada Limited, a corporation existing under the laws of the Province of British Columbia (hereinafter referred to as “New Exchangeco”).

RECITALS:

(a)
in connection with an arrangement agreement (the “Arrangement Agreement”) made as of October 31, 2011 between Newmont, NHULC, Newmont Canada FN Holdings Limited (“Old NMCCL”), New Exchangeco and Newmont NE Holdings Subco Limited, exchangeable shares in the capital of New Exchangeco (the “Exchangeable Shares”) are to be issued to certain holders of exchangeable shares in the capital of Old NMCCL pursuant to the Plan of Arrangement contemplated by the Arrangement Agreement; and

(b)	pursuant to the Arrangement Agreement, Newmont, New Exchangeco and NHULC are required to execute a support agreement substantially in the form of this agreement.

In consideration of the foregoing and the mutual agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1	Defined Terms

Each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of New Exchangeco.  In this agreement, “including” means “including without limitation” and “includes” means “includes without limitation”. In this agreement, “Callco” means NHULC, or in Newmont’s sole discretion, such other company which exercises the Liquidation Call Right, Retraction Call Right or Redemption Call Right, including Newmont or NHULC, which Newmont causes to be bound by the terms and conditions set forth in this agreement.

Section 1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, Sections, and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement.  Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

Section 1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

Section 1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day. For the purposes of this agreement, a “business day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

ARTICLE 2
COVENANTS OF NEWMONT AND ACQUISITIONCO

Section 2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will:

(a)
not declare or pay any dividend on the Newmont Shares unless (i) New Exchangeco shall (A) on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) New Exchangeco shall (A) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an “Equivalent Stock Subdivision”), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)
advise New Exchangeco sufficiently in advance of the declaration by Newmont of any dividend on the Newmont Shares and take all such other actions as are reasonably necessary, in co-operation with New Exchangeco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Newmont Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Newmont Shares;

(c)	ensure that the record date for any dividend declared on the Newmont Shares is not less than 7 days after the declaration date of such dividend;

(d)	take all such actions and do all such things as are reasonably necessary to enable and permit New Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Newmont or its affiliates) upon the liquidation, dissolution or winding-up of New Exchangeco or any other distribution of the assets of New Exchangeco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by New Exchangeco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit New Exchangeco to cause to be delivered Newmont Shares to the holders of Exchangeable Shares in accordance with the provisions of section 5, 6 or 7, as the case may be, of the Share Provisions;

(e)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco or Newmont, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco or Newmont to cause to be delivered Newmont Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(f)
except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of New Exchangeco or any other distribution of the assets of New Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of New Exchangeco or any other distribution of the assets of New Exchangeco among its shareholders for the purpose of winding up its affairs.

Section 2.2	Segregation of Funds

Newmont will cause New Exchangeco to deposit a sufficient amount of funds in a separate account of New Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable New Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under section 5, 6 and 7 of the Share Provisions, as applicable.

Section 2.3	Reservation of Newmont Shares

Newmont hereby represents, warrants and covenants in favour of New Exchangeco and Callco that Newmont has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Newmont or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Newmont Shares (or other shares or securities into which Newmont Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Newmont to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Newmont may now or hereafter be required to issue Newmont Ordinary Shares, to enable and permit Callco or Newmont to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit New Exchangeco to meet its obligations hereunder and under the Share Provisions.

Section 2.4	Notification of Certain Events

In order to assist Newmont to comply with its obligations hereunder and to permit Callco or Newmont to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, New Exchangeco will notify Newmont and Callco of each of the following events at the time set forth below:

(a)
in the event of any determination by the Board of Directors of New Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to New Exchangeco or to effect any other distribution of the assets of New Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly, upon the earlier of receipt by New Exchangeco of notice of and New Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of New Exchangeco or to effect any other distribution of the assets of New Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by New Exchangeco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)
as soon as practicable upon the issuance by New Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement).

Section 2.5	Delivery of Newmont Shares to New Exchangeco and Callco

In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from New Exchangeco or Callco of any event that requires New Exchangeco or Callco to cause to be delivered Newmont Shares to any holder of Exchangeable Shares, Newmont shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by New Exchangeco or Callco the requisite number of Newmont Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to New Exchangeco or Callco). All such Newmont Shares shall be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Newmont Share, New Exchangeco or Callco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of such Newmont Shares.

Section 2.6	Qualification of Newmont Shares

If any Newmont Shares (or other shares or securities into which Newmont Shares may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Newmont and delivered by Newmont at the direction of Callco or New Exchangeco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian federal, provincial or territorial securities Law or the equivalent thereof under any United States Laws), Newmont will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Newmont Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law.  Newmont will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Newmont Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Newmont Shares (or such other shares or securities) have been listed by Newmont and remain listed and are quoted or posted for trading at such time.

Section 2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding:

(a)	Newmont will not without prior approval of New Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of the Share Provisions:

(i)
issue or distribute Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) to the holders of all or substantially all of the then outstanding Newmont Shares by way of stock dividend or other distribution, other than an issue of Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) to holders of Newmont Shares (i) who exercise an option to receive dividends in Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; or

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Newmont Shares entitling them to subscribe for or to purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Newmont Shares (A) shares or securities (including evidence of indebtedness) of Newmont of any class (other than Newmont Shares or securities convertible into or exchangeable for or carrying rights to acquire Newmont Shares), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii), unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Newmont in order to give effect to and to consummate, is in furtherance of or is otherwise in connection with the transactions contemplated by, and in accordance with, the Plan of Arrangement.

(b)	Newmont will not without the prior approval of New Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding Newmont Shares into a greater number of Newmont Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Newmont Shares into a lesser number of Newmont Shares; or

(iii)	reclassify or otherwise change Newmont Shares or effect an amalgamation, merger, reorganization or other transaction affecting Newmont Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares.

(c)
Newmont will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by Newmont (with contemporaneous notification thereof by Newmont to New Exchangeco).

(d)
The Board of Directors of New Exchangeco shall determine, acting in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on Newmont. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of New Exchangeco to be relevant, be considered by the Board of Directors of New Exchangeco:

(i)	in the case of any stock dividend or other distribution payable in Newmont Shares, the number of such shares issued in proportion to the number of Newmont Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Newmont Share;

(iii)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Newmont of any class other than Newmont Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of Newmont or any assets of Newmont), the relationship between the fair market value (as determined by the Board of Directors of New Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Newmont Share and the Current Market Price of a Newmont Share;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Newmont Shares into a greater number of Newmont Shares or the reduction, combination, consolidation or change of the then outstanding Newmont Shares into a lesser number of Newmont Shares or any amalgamation, merger, reorganization or other transaction affecting Newmont Shares, the effect thereof upon the then outstanding Newmont Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Newmont Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)
New Exchangeco agrees that, to the extent required, upon due notice from Newmont, New Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by New Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Newmont Shares and Exchangeable Shares as provided for in this Section 2.7.

Section 2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Newmont Shares (an “Offer”) is proposed by Newmont or is proposed to Newmont or its shareholders and is recommended by the Board of Directors of Newmont, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Newmont, and the Exchangeable Shares are not redeemed by New Exchangeco or purchased by Callco or Newmont pursuant to the Redemption Call Right, Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to enable and permit holders of Exchangeable Shares (other than Newmont and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Newmont Shares, without discrimination. Without limiting the generality of the foregoing, Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against New Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of New Exchangeco to redeem (or Callco or Newmont to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Newmont Control Transaction.

Section 2.9	Ownership of Outstanding Shares

Without the prior approval of New Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of the Share Provisions, Newmont covenants and agrees in favour of New Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of New Exchangeco and Callco.

Section 2.10	Newmont and Affiliates Not to Vote Exchangeable Shares

Newmont covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting.  Newmont further covenants and agrees that it will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the BCBCA (or any successor or other corporate statute by which New

Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

Section 2.11	Ordinary Market Purchases

For certainty, nothing contained in this agreement, including the obligations of Newmont contained in Section 2.8, shall limit the ability of Newmont (or any of its subsidiaries including, without limitation, Callco or New Exchangeco) to make ordinary market purchases of Newmont Shares in accordance with applicable laws and regulatory or stock exchange requirements.

Section 2.12	Stock Exchange Listing

Newmont covenants and agrees in favour of New Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont will use its best efforts to maintain a listing for such Exchangeable Shares on The Toronto Stock Exchange.

ARTICLE 3
NEWMONT SUCCESSORS

Section 3.1	Certain Requirements in Respect of Combination, etc.

As long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)
such other person or continuing corporation (the “Newmont Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Newmont Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Newmont Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Newmont under this agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

Section 3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Newmont Successor and such other person that may then be the issuer of the Newmont Shares shall possess and from time to time may exercise each and every right and power of Newmont under this agreement in the name of Newmont or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Newmont or any officers of Newmont may be done and performed with like force and effect by the directors or officers of such Newmont Successor.

Section 3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Newmont with or into Newmont, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Newmont, provided that all of the assets of such subsidiary are transferred to Newmont or another wholly-owned direct or indirect subsidiary of Newmont, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Newmont among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

Section 4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Newmont and any of its affiliates.

Section 4.2	Changes in Capital of Newmont and New Exchangeco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Newmont Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Newmont Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

Section 4.3	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.4	Amendments, Modifications

(a)
Subject to Section 4.2, Section 4.3 and Section 4.5 this agreement may not be amended or modified except by an agreement in writing executed by New Exchangeco, Callco and Newmont and approved by the holders of the Exchangeable Shares in accordance with section 10(2) of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

Section 4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)
adding to the covenants of any or all parties provided that the Board of Directors of each of New Exchangeco, Callco and Newmont shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)
making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of New Exchangeco, Callco and Newmont, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)
making such changes or corrections which, on the advice of counsel to New Exchangeco, Callco and Newmont, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of New Exchangeco, Callco and Newmont shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

Section 4.6	Meeting to Consider Amendments

New Exchangeco, at the request of Newmont, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4.  Any such meeting or meetings shall be called and held in accordance with the bylaws of New Exchangeco, the Share Provisions and all applicable laws.

Section 4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	in the case of Newmont, to the following address:

Newmont Mining Corporation 6363 South Fiddler’s Green Circle, Suite 800 Greenwood Village, CO 80111 Attention: General Counsel or Secretary Facsimile: (303) 837-5837

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street 27th Floor New York, New York 10019 Attention: David Katz Facsimile: (212) 403-2309

(b)	in the case of Callco, to the following address:

c/o Newmont Mining Corporation 6363 South Fiddler’s Green Circle, Suite 800 Greenwood Village, CO 80111 Attention: General Counsel or Secretary Facsimile: (303) 837-5837

with a copy to:

Goodmans LLP Suite 3400, 333 Bay Street Toronto, Ontario, Canada M5H 2S7 Attention: Jonathan Lampe Facsimile: (416) 979-1234

(c)	in the case of New Exchangeco, to the following address:

Newmont Mining Corporation 6363 South Fiddler’s Green Circle, Suite 800 Greenwood Village, CO 80111 Attention: General Counsel or Secretary Facsimile: (303) 837-5837

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street 27th Floor New York, New York 10019 Attention: David Katz Facsimile: (212) 403-2309

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

Section 4.9	Counterparts

This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Section 4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

NEWMONT MINING CORPORATION
Per:
Authorized Signatory

NEWMONT HOLDINGS ULC
Per:
Authorized Signatory

NEWMONT MINING CORPORATION OF CANADA LIMITED
Per:
Authorized Signatory